EXHIBIT 10.5
SECURITY AGREEMENT SUPPLEMENT
SECURITY AGREEMENT SUPPLEMENT dated as of April 29, 2014, among AK TUBE LLC, a Delaware limited liability company (“AK Tube”), AK STEEL PROPERTIES, INC., a Delaware corporation (“AK Properties” and, together with AK Tube, each a “New Grantor” and, collectively, the “New Grantors”), and U.S. BANK NATIONAL ASSOCIATION, as collateral agent (the “Collateral Agent”).
WHEREAS, pursuant to a Security Agreement dated as of November 20, 2012 (as amended and/or supplemented from time to time, the “Security Agreement”) among the Company, the other Grantors party thereto and the Collateral Agent, each New Grantor has secured the Secured Obligations by granting to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in certain personal property of such New Grantor;
WHEREAS, each New Grantor desires to become a party to the Security Agreement as a Grantor thereunder; and
WHEREAS, terms defined in the Security Agreement (or whose definitions are incorporated by reference in Section 1 of the Security Agreement) and not otherwise defined herein have, as used herein, the respective meanings provided for therein;
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Grant of Transaction Liens. (a) In order to secure the Secured Obligations, each New Grantor grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in all of the Collateral of such New Grantor, whether now owned or existing or hereafter acquired or arising and regardless of where located (the “New Collateral”); provided that, notwithstanding the foregoing or anything herein to the contrary, in no event shall the New Collateral include, or the security interest attach to, any Excluded Property; provided, however, the security interests and Liens granted hereunder shall attach to, and the “Collateral” shall automatically include any asset or property of such New Grantor that ceases to be an Excluded Property, without further action by any Grantor or Secured Party. It is understood and agreed that the Collateral will not include any ABL Collateral.

(b)    The foregoing Transaction Liens are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer, any obligation or liability of any New Grantor with respect to any of the New Collateral or any transaction in connection therewith.

2.Party to Security Agreement. Upon delivering this Security Agreement Supplement to the Collateral Agent, each New Grantor will become a party to the Security Agreement and will thereafter have all the rights and obligations of a Grantor thereunder and be bound by all the provisions thereof as fully as if such New Grantor were one of the original parties thereto.

3.Representations and Warranties. (a) Each New Grantor is duly organized, validly existing and in good standing under the laws of the jurisdiction identified as its jurisdiction of organization in the Perfection Certificate.

(a)Each New Grantor has delivered a Perfection Certificate to the Collateral Agent. The information set forth therein is correct and complete as of the date hereof in all material respects.

(b)The execution and delivery of this Security Agreement Supplement by each New Grantor and the performance by it of its obligations under the Security Agreement as supplemented hereby are within its corporate or other powers, have been duly authorized by all necessary corporate or other action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable material law or regulation or of its organizational documents, or of any material agreement, judgment, injunction, order, decree or other instrument binding upon it or result in the creation or imposition of any Lien (except a Transaction Lien) on any of its assets.

(c)The Security Agreement as supplemented hereby constitutes a valid and binding agreement of each New Grantor, enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (ii) general principles of equity.

(d)Each of the representations and warranties set forth in Sections 3, 4, 5 and 6 of the Security Agreement is true as applied to each New Grantor and the New Collateral as of the date hereof. For purposes of the foregoing sentence, references in said Sections to a “Grantor” shall be deemed to refer to each New Grantor, references to Schedules to the Security Agreement shall be deemed to refer to the corresponding Schedules to this Security Agreement Supplement, references to “Collateral” shall be deemed to refer to the New Collateral, and references to the “Effective Date” shall be deemed to refer to the date on which each New Grantor signs and delivers this Security Agreement Supplement.

4.Governing Law. This Security Agreement Supplement shall be construed in accordance with and governed by the laws of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement Supplement to be duly executed by their respective authorized officers as of the day and year first above written.

AK TUBE LLC

By:	/s/ Edward J. Urbaniak, Jr.
	Name:	Edward J. Urbaniak, Jr.
	Title:	President

AK STEEL PROPERTIES, INC.

By:	/s/ David E. Westcott
	Name:	David E. Westcott
	Title:	Treasurer

[Security Agreement Supplement]

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ William E. Sicking
	Name:	William E. Sicking
	Title:	Vice President & Trust Officer

[Security Agreement Supplement]

Schedule I
to Security Agreement
Supplement

LOCATIONS OF EQUIPMENT

Grantor	Address	County	State
AK Tube LLC	30400 East Broadway, Walbridge, OH	Wood	Ohio
AK Tube LLC	1001 Hurricane Street, Franklin, IN 46131	Johnson	Indiana
AK Tube LLC	2525 Kreutzer Drive, Columbus, IN 47201	Bartholomew	Indiana
AK Tube LLC	1354 East Broadway, Toledo, OH 43607	Lucas	Ohio
AK Tube LLC	576 Beck St., Jonesville, MI 49250	Hillsdale	Michigan
AK Tube LLC	150 W 450 S., Columbus, IN 47201	Bartholomew	Indiana